18-AUG-04

                            AMENDMENT NO. 1 TO LEASE

     This Amendment No. 1 to Lease is entered into as of this 18 day of August, 2004 (the "Amendment"), by and between Veeco Compound Semiconductor Inc., a Minnesota corporation (hereinafter "Landlord"), and APA Optics, Inc. a Minnesota corporation (hereinafter "Tenant").

     The parties entered into a Lease as of June, 2004 which they now wish to amend (the "Lease"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Lease.

     For good and valuable consideration, the parties agree to amend the Lease as follows:

     1. Immediately following Section 6 of the Lease, a new Section 6A shall be added to read as follows:

     6A.  TENANT MACHINE USAGE: LANDLORD MACHINE USAGE.
          ---------------------------------------------

     During the term of this lease, Tenant shall provide usage of Tenant's Machine to the Landlord at prearranged times for the purposes of Customer demonstrations and related process development. In exchange for time used on the Tenant's Machine, Landlord shall make time available on Landlord's E300 Machine at a time-exchange rate. For every two (2) days that Landlord uses Tenant's Machine, one (1) day shall be made available for Tenant's usage on Landlord's E300 Machine.

     Any usage of the Tenant's Machine by the Landlord or the Landlord's machine by the Tenant will be on a mutually agreeable schedule. In addition, Tenant and Landlord agree to schedule times so as not to unduly interfere with Tenant's business usage of the Tenant's Machine or Landlord's business usage of Landlord's machine. Any usage of the Tenant's Machine by the Landlord or the Landlord's machine by the Tenant will be evaluated by both the Landlord and Tenant to verify suitability and compatibility of the process.

     Landlord will be held accountable for repairs to any Tenant equipment that is damaged by improper use or abuse by Landlord or its agents during the course of Customer demonstrations and related process development. Tenant will be held accountable for repairs to any Landlord equipment that is damaged by improper use or abuse by Tenant or its agents.

     2. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. A facsimile copy of a signed counterpart shall be treated the same as a signed original.

     3. Except as amended hereby, the Lease shall continue in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first written above.

LANDLORD:                               TENANT:

Veeco Compound Semiconductor Inc.       APA Optics, Inc.

By  /s/  Gregory Robbins                By  /s/  Anil K. Jain
  -------------------------------         --------------------------------
  Its  Secretary                          Its  Chief Executive Officer
     ----------------------------            -----------------------------



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